Exhibit 99.CODEETH

EXHIBIT 12 A

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL
OFFICERS
ADOPTED SEPTEMBER 28, 2004, AS AMENDED SEPTEMBER 20, 2005

I.                                         This Code of Ethics (the “Code”) for the investment companies within the Morgan Stanley complex identified in Exhibit A (collectively, “Funds” and each, a “Fund”) applies to each Fund’s Principal Executive Officer, President, Principal Financial Officer and Treasurer (or persons performing similar functions) (“Covered Officers” each of whom are set forth in Exhibit B) for the purpose of promoting:

•                                          honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

•                                          full, fair, accurate, timely and understandable disclosure in reports and documents that a company files with, or submits to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Fund;

•                                          compliance with applicable laws and governmental rules and regulations;

•                                          prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•                                          accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.  Any question about the application of the Code should be referred to the General Counsel or his/her designee (who is set forth in Exhibit C).

II.                                     Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

Overview.  A “conflict of interest” occurs when a Covered Officer’s private interest interferes, or appears to interfere, with the interests of, or his service to, the Fund.  For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Fund.

Certain conflicts of interest arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940 (“Investment Company Act”) and the Investment Advisers Act of 1940 (“Investment Advisers Act”).  For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as “affiliated persons” (as defined in the Investment Company Act) of the Fund.  The Fund’s and its investment adviser’s compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions.  This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside the parameters of this Code, unless or until the General Counsel determines that any violation of such programs and procedures is also a violation of this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Fund and its investment adviser of which the Covered Officers are also officers or employees.  As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Fund or for the investment adviser, or for both), be involved in establishing policies and implementing decisions that will have different effects on the Fund and its investment adviser.  The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and the investment adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Fund.  Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically.  In addition, it is recognized by the Funds’ Boards of Directors/Trustees (“Boards”) that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act.  The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive.  The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Fund.

Each Covered Officer must not:

•                                          use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally (directly or indirectly);

•                                          cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Fund; or

•                                          use material non-public knowledge of portfolio transactions made or contemplated for, or actions proposed to be taken by, the Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.

Each Covered Officer must, at the time of signing this Code, report to the General Counsel all affiliations or significant business relationships outside the Morgan Stanley complex and must update the report annually.

Conflict of interest situations should always be approved by the General Counsel and communicated to the relevant Fund or Fund’s Board.  Any activity or relationship that would present such a conflict for a Covered Officer would likely also present a conflict for the Covered Officer if an immediate member of the Covered Officer’s family living in the same household engages in such an activity or has such a relationship.  Examples of these include:

•                                          service or significant business relationships as a director on the board of any public or private company;

•                                          accepting directly or indirectly, anything of value, including gifts and gratuities in excess of $100 per year from any person or entity with which the Fund has current or prospective business dealings, not including occasional meals or tickets for theatre or sporting events or other similar entertainment; provided it is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

•                                          any ownership interest in, or any consulting or employment relationship with, any of the Fund’s service providers, other than its investment adviser, principal underwriter, or any affiliated person thereof; and

•                                          a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer’s employment, such as compensation or equity ownership.

III.                                 Disclosure and Compliance

•                                          Each Covered Officer should familiarize himself/herself with the disclosure and compliance requirements generally applicable to the Funds;

•                                          each Covered Officer must not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund’s Directors/Trustees and auditors, or to governmental regulators and self-regulatory organizations;

•                                          each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Funds and their investment advisers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds file with, or submit to, the SEC and in other public communications made by the Funds; and

•                                          it is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.                                Reporting and Accountability

Each Covered Officer must:

•                                          upon adoption of the Code (thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Boards that he has received, read and understands the Code;

•                                          annually thereafter affirm to the Boards that he has complied with the requirements of the Code;

•                                          not retaliate against any other Covered Officer, other officer or any employee of the Funds or their affiliated persons for reports of potential violations that are made in good faith; and

•                                          notify the General Counsel promptly if he/she knows or suspects of any violation of this Code.  Failure to do so is itself a violation of this Code.

The General Counsel is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation.  However, any waivers(2) sought by a Covered Officer must be considered by the Board of the relevant Fund or Funds.

The Funds will follow these procedures in investigating and enforcing this Code:

(2) Item 2 of Form N-CSR defines “waiver” as “the approval by the registrant of a material departure from a provision of the code of ethics.”

•                                          the General Counsel will take all appropriate action to investigate any potential violations reported to him;

•                                          if, after such investigation, the General Counsel believes that no violation has occurred, the General Counsel is not required to take any further action;

•                                          any matter that the General Counsel believes is a violation will be reported to the relevant Fund’s Audit Committee;

•                                          if the directors/trustees/managing general partners who are not “interested persons” as defined by the Investment Company Act (the “Independent Directors/Trustees/Managing General Partners”) of the relevant Fund concur that a violation has occurred, they will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser or its board; or a recommendation to dismiss the Covered Officer or other appropriate disciplinary actions;

•                                          the Independent Directors/Trustees/Managing General Partners of the relevant Fund will be responsible for granting waivers of this Code, as appropriate; and

•                                          any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.                                    Other Policies and Procedures

This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder.  Insofar as other policies or procedures of the Funds, the Funds’ investment advisers, principal underwriters, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code unless any provision of this Code conflicts with any applicable federal or state law, in which case the requirements of such law will govern.  The Funds’ and their investment advisers’ and principal underwriters’ codes of ethics under Rule 17j-1 under the Investment Company Act and Morgan Stanley’s Code of Ethics are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.                                Amendments

Any amendments to this Code, other than amendments to Exhibits A, B or C, must be approved or ratified by a majority vote of the Board of each Fund, including a majority of Independent Directors/Trustees/Managing General Partners.

VII.                            Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly.  Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Independent Directors/Trustees/Managing General Partners of the relevant Fund or Funds and their counsel, the relevant Fund or Funds and their counsel and the relevant investment adviser and its counsel.

VIII.                        Internal Use

The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of any Fund, as to any fact, circumstance, or legal conclusion

I have read and understand the terms of the above Code.  I recognize the responsibilities and obligations incurred by me as a result of my being subject to the Code.  I hereby agree to abide by the above Code.

Date:

EXHIBIT A

MORGAN STANLEY

RETAIL AND INSTITUTIONAL FUNDS

AT

OCTOBER 31, 2006

RETAIL FUNDS

OPEN-END RETAIL FUNDS

TAXABLE MONEY MARKET FUNDS

Active Assets Government Securities Trust

Active Assets Institutional Government Securities Trust

Active Assets Institutional Money Trust

Active Assets Money Trust

Morgan Stanley Liquid Asset Fund Inc.

Morgan Stanley U.S. Government Money Market Trust

TAX-EXEMPT MONEY MARKET FUNDS

Active Assets California Tax-Free Trust

Active Assets Tax-Free Trust

Morgan Stanley California Tax-Free Daily Income Trust

Morgan Stanley New York Municipal Money Market Trust

Morgan Stanley Tax-Free Daily Income Trust

EQUITY FUNDS

Morgan Stanley Aggressive Equity Fund

Morgan Stanley Allocator Fund

Morgan Stanley Capital Opportunities Trust

Morgan Stanley Developing Growth Securities Trust

Morgan Stanley Dividend Growth Securities Inc.

Morgan Stanley Equally-Weighted S&P 500 Fund

Morgan Stanley European Equity Fund Inc.

Morgan Stanley Financial Services Trust

Morgan Stanley Focus Growth Fund

Morgan Stanley Fundamental Value Fund

Morgan Stanley Global Advantage Fund

Morgan Stanley Global Dividend Growth Securities

Morgan Stanley Global Utilities Fund

Morgan Stanley Health Sciences Trust

Morgan Stanley Institutional Strategies Fund

Morgan Stanley International Fund

Morgan Stanley International SmallCap Fund

Morgan Stanley International Value Equity Fund

Morgan Stanley Japan Fund

Morgan Stanley Mid-Cap Value Fund

Morgan Stanley Multi-Asset Class Fund

Morgan Stanley Nasdaq-100 Index Fund

Morgan Stanley Natural Resource Development Securities Inc.

Morgan Stanley Pacific Growth Fund Inc.

Morgan Stanley Real Estate Fund

Morgan Stanley S&P 500 Index Fund

Morgan Stanley Small-Mid Special Value Fund

Morgan Stanley Special Growth Fund

Morgan Stanley Special Value Fund

Morgan Stanley Technology Fund

Morgan Stanley Total Market Index Fund

Morgan Stanley Utilities Fund

Morgan Stanley Value Fund

BALANCED FUND

Morgan Stanley Balanced Fund

ASSET ALLOCATION FUND

Morgan Stanley Strategist Fund

TAXABLE FIXED-INCOME FUNDS

Morgan Stanley Convertible Securities Trust

Morgan Stanley Flexible Income Trust

Morgan Stanley High Yield Securities Inc.

Morgan Stanley Income Trust

Morgan Stanley Limited Duration Fund

Morgan Stanley Limited Duration U.S. Treasury Trust

Morgan Stanley Mortgage Securities Trust

Morgan Stanley Total Return Income Securities Fund

Morgan Stanley U.S. Government Securities Trust

TAX-EXEMPT FIXED-INCOME FUNDS

Morgan Stanley California Tax-Free Income Fund

Morgan Stanley Limited Term Municipal Trust

Morgan Stanley New York Tax-Free Income Fund

Morgan Stanley Tax-Exempt Securities Trust

SPECIAL PURPOSE FUNDS

Morgan Stanley Select Dimensions Investment Series

•                      Balanced Growth Portfolio

•                      Capital Opportunities Portfolio

•                      Developing Growth Portfolio

•                      Dividend Growth Portfolio

•                      Equally-Weighted S&P 500 Portfolio

•                      Flexible Income Portfolio

•                      Focus Growth Portfolio

•                      Global Equity Portfolio

•                      Growth Portfolio

•                      Money Market Portfolio

•                      Utilities Portfolio

Morgan Stanley Variable Investment Series

•                      Aggressive Equity Portfolio

•                      Dividend Growth Portfolio

•                      Equity Portfolio

•                      European Equity Portfolio

•                      Global Advantage Portfolio

•                      Global Dividend Growth Portfolio

•                      High Yield Portfolio

•                      Income Builder Portfolio

•                      Limited Duration Portfolio

•                      Money Market Portfolio

•                      Income Plus Portfolio

•                      S&P 500 Index Portfolio

•                      Strategist Portfolio

•                      Utilities Portfolio

CLOSED-END RETAIL FUNDS

TAXABLE FIXED-INCOME CLOSED-END FUNDS

Morgan Stanley Government Income Trust

Morgan Stanley Income Securities Inc.

Morgan Stanley Prime Income Trust

TAX-EXEMPT FIXED-INCOME CLOSED-END FUNDS

Morgan Stanley California Insured Municipal Income Trust

Morgan Stanley California Quality Municipal Securities

Morgan Stanley Insured California Municipal Securities

Morgan Stanley Insured Municipal Bond Trust

Morgan Stanley Insured Municipal Income Trust

Morgan Stanley Insured Municipal Securities

Morgan Stanley Insured Municipal Trust

Morgan Stanley Municipal Income Opportunities Trust

Morgan Stanley Municipal Income Opportunities Trust II

Morgan Stanley Municipal Income Opportunities Trust III

Morgan Stanley Municipal Premium Income Trust

Morgan Stanley New York Quality Municipal Securities

Morgan Stanley Quality Municipal Income Trust

Morgan Stanley Quality Municipal Investment Trust

Morgan Stanley Quality Municipal Securities

INSTITUTIONAL FUNDS

OPEN-END INSTITUTIONAL FUNDS

1.                                       Morgan Stanley Institutional Fund, Inc.

•                                Active International Allocation Portfolio

•                                Emerging Markets Portfolio

•                                Emerging Markets Debt Portfolio

•                                Focus Equity Portfolio

•                                Global Franchise Portfolio

•                                Global Real Estate Portfolio

•                                Global Value Equity Portfolio

•                                International Equity Portfolio

•                                International Growth Equity Portfolio

•                                International Magnum Portfolio

•                                International Real Estate Portfolio

•                                International Small Cap Portfolio

•                                Large Cap Relative Value

•                                Small Company Growth Portfolio

•                                Systematic Active Large Cap Core Portfolio

•                                Systematic Active Small Cap Core Portfolio

•                                Systematic Active Small Cap Growth Portfolio

•                                Systematic Active Small Cap Value Portfolio

•                                U.S. Large Cap Growth

•                                U.S. Real Estate Portfolio

Morgan Stanley Institutional Fund Trust

Active Portfolios:

•                       Advisory Foreign Fixed Income II Portfolio

•                       Advisory Foreign Fixed Income Portfolio

•                       Advisory Mortgage Portfolio

•                       Balanced Portfolio

•                       Core Fixed Income Portfolio

•                       Core Plus Fixed Income Portfolio

•                       Equities Plus Portfolio

•                       High Yield Portfolio

•                       Intermediate Duration Portfolio

•                       International Fixed Income Portfolio

•                       Investment Grade Fixed Income Portfolio

•                       Limited Duration Portfolio

•                       Long Duration Fixed Income Portfolio

•                       Mid-Cap Growth Portfolio

•                       Municipal Portfolio

•                       U.S. MidCap Value Portfolio

•                       U.S. SmallCap Value Portfolio

•                       Value Portfolio

Inactive Portfolios:

•                       Advisory Portfolio Series 1

•                       Advisory Portfolio Series 2

The Universal Institutional Funds, Inc.

Active Portfolios:

•                       Core Plus Fixed Income Portfolio

•                       Emerging Markets Debt Portfolio

•                       Emerging Markets Equity Portfolio

•                       Equity and Income Portfolio

•                       Equity Growth Portfolio

•                       Global Franchise Portfolio

•                       Global Real Estate Portfolio

•                       Global Value Equity Portfolio

•                       High Yield Portfolio

•                       International Growth Equity Portfolio

•                       International Magnum Portfolio

•                       Mid-Cap Growth Portfolio

•                       Small Company Growth Portfolio

•                       U.S. Mid-Cap Value Portfolio

•                       U.S. Real Estate Portfolio

•                       Value Portfolio

Inactive Portfolios:

•                       Balanced Portfolio

•                       Core Equity Portfolio

•                       International Fixed Income Portfolio

•                       Investment Grade Fixed Income Portfolio

•                       Multi-Asset Class Portfolio

•                       Targeted Duration Portfolio

Morgan Stanley Institutional Liquidity Funds

•                       Government Portfolio

•                       Money Market Portfolio

•                       Prime Portfolio

•                       Tax-Exempt Portfolio

•                       Treasury Portfolio

CLOSED-END INSTITUTIONAL FUNDS

Morgan Stanley Asia-Pacific Fund, Inc.

Morgan Stanley China “A” Share Fund

Morgan Stanley Eastern Europe Fund, Inc.

Morgan Stanley Emerging Markets Debt Fund, Inc.

Morgan Stanley Emerging Markets Fund, Inc.

Morgan Stanley Global Opportunity Bond Fund, Inc.

Morgan Stanley High Yield Fund, Inc.

The India Investment Fund

The Latin American Discovery Fund, Inc.

The Malaysia Fund, Inc.

The Thai Fund, Inc.

The Turkish Investment Fund, Inc.

CLOSED-END HEDGE FUND

Morgan Stanley Institutional Fund of Hedge Funds

Morgan Stanley Institutional Fund of Hedge Funds II

Alternative Investment Partners Absolute Return Fund

Alternative Investment Partners Absolute Return Fund STS

EXHIBIT B

Institutional Funds

Covered Officers

Ronald E. Robison – President and Principal Executive Officer

James W. Garrett – Chief Financial Officer and Treasurer

Retail Funds

Covered Officers

Ronald E. Robison – President and Principal Executive Officer

Frank Smith – Chief Financial Officer and Treasurer

Morgan Stanley India Investment Fund, Inc.

Covered Officers

Ronald E. Robison – President and Principal Executive Officer

James W. Garrett – Chief Financial Officer and Treasurer

EXHIBIT C

General Counsel

Barry Fink